UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2011 (April 1, 2011)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

_____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

On April 1, 2011, the Registrant entered into a License Agreement (the “Agreement”) with Avery Dennison Corporation ("Avery"), an unrelated party. Under the Agreement, the Registrant grants Avery a worldwide exclusive right and license to use its proprietary NIMBUS® antimicrobial technology in antimicrobial adhesive for medical devices.  In addition, the Registrant grants Avery a three-year exclusive single right of first option to negotiate with the Registrant for exclusive licenses of a Next Generation Antimicrobial Adhesives Technology, a Stay Fresh® Technology and a Competing Technology, all of which are proprietary technologies of the Registrant.

As consideration, Avery will pay the Registrant lockout fees over a three to four year period and loyalties for products to which Registrant’s technologies are incorporated. Avery will lose the exclusivity of license unless it pays the lockout fees and minimum royalty at agreed times and makes commercially reasonable efforts to generate sales of its products. The Agreement will remain effective until the expiration of the last to expire of the Registrant’s proprietary intellectual property.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.
License Agreement by and between Quick-Med Technologies, Inc. and Avery Dennison, acting through its Medical Solutions Division dated April 1, 2011.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: April 7, 2011
/s/ Nam H. Nguyen_________________
Nam H. Nguyen, Chief Financial Officer